EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC.

Direct subsidiaries of Spartan Stores, Inc.:

1.	NASH-FINCH COMPANY Jurisdiction of Formation: Names under which business is conducted:

Delaware

Nash-Finch Company

SpartanNash Company

SpartanNash

Avanza

Econofoods

Wholesale Food Outlet

SunMart

Prairie Market Store

Family Thrift Center

FTC Express

Holiday Store

MDV Nash Finch

EconoMart

Pick ‘N Save

Jack & Jill

Food Pride

Econo Stop

Family Fresh Market

Savers Choice

2.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC SpartanNash Distribution

3.	MARKET DEVELOPMENT, LLC Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development, LLC Jefferson Square (in IN) Market Street Plaza (in IN)

4.	SEAWAY FOOD TOWN, INC. (see this entity’s subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH)

5.	SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC SpartanNash Associates

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Seaway Food Town, Inc.

6.	SPARTAN STORES FUEL, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC D&W Quick Stop Family Fare Quick Stop Forest Hill Fuel Glen’s Quick Stop VG’s Quick Stop SpartanNash Fuel

7.	FAMILY FARE, LLC (see this entity’s subsidiary below) Jurisdiction of Formation: Names under which business is conducted:

Michigan

Family Fare, LLC

Family Fare Pharmacy

Family Fare Supermarkets

Family Fare – Forest Hills Pharmacy

Felpausch Food Center

Forest Hills Foods

Forest Hills Pharmacy

Glen’s Markets

Glen’s Pharmacy

D&W Fresh Market

D&W Pharmacy

Dolven Pharmacy

Prevo’s Pharmacy

Spartan Stores Pharmacy

VG’s Food Center

VG’s Pharmacy

VG’s Food & Pharmacy

Valu Land

Subsidiary of Family Fare, LLC:

8.	PREVO’S FAMILY MARKETS, INC. (see this entity’s subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo’s Family Markets, Inc. D&W Fresh Market D&W Pharmacy Family Fare Pharmacy Family Fare Supermarket Felpausch Food Center Glen’s Markets Glen’s Pharmacy

Subsidiary of Prevo’s Family Markets, Inc.:

9.	MSFC, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC

Subsidiaries of Nash-Finch Company:

10.	ERICKSON’S DIVERSIFIED CORPORATION Jurisdiction of Incorporation: Names under which business is conducted:	Wisconsin Erickson’s Diversified Corporation Erickson’s More 4

Subsidiary of Erickson’s Diversified Corporation:

11.	FRESH CITY MARKET LLC Jurisdiction of Incorporation: Names under which business is conducted:	Wisconsin Fresh City Market LLC

Subsidiaries of Nash-Finch Company:

12.	GROCERY SUPPLY ACQUISITION CORP. Jurisdiction of Incorporation: Names under which business is conducted:	Delaware Grocery Supply Acquisition Corp.

13.	GTL TRUCK LINES, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Nebraska GTL Truck Lines, Inc.

14.	HINKY DINKY SUPERMARKETS, INC. Jurisdiction of Formation: Names under which business is conducted:	Nebraska Hinky Dinky Supermarkets, Inc.

15.	NASH BROTHERS TRADING COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Delaware Nash Brothers Trading Company

16.	SUPER FOOD SERVICES, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Delaware Super Food Services, Inc.

Subsidiary of Super Food Services, Inc.:

17.	WHITTON ENTERPRISES, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Whitton Enterprises, Inc.

Subsidiaries of Nash-Finch Company:

18.	T. J. MORRIS COMPANY Jurisdiction of Incorporation: Names under which business is conducted:	Georgia T. J. Morris Company

19.	U SAVE FOODS, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Nebraska U Save Foods, Inc.

Subsidiaries of Seaway Food Town, Inc.:

20.	THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm

21.	SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.

22.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)

23.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc.

24.	GRUBER’S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber’s Real Estate, LLC